EX-23.1
                            Bateman & Co., Inc., P.C.
                          Certified Public Accountants
                                5 Briardale Court
                            Houston, Texas 77027-2904
                                 (713) 552-9800
                               FAX (713) 552-9700
                             www.batemanhouston.com





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: PNW Capital, Inc.
    Commission File # 000-30651

Dear Mr. Silva:

       This is to confirm that the client-auditor relationship between PNW Capital, Inc. (Commission File Number 000-30651) and Bateman & Co., Inc., P.C. has ceased.


                                        Very truly yours,

                                        /s/Bateman & Co., Inc., P.C.
                                        -----------------------------------
                                        Bateman & Co., Inc., P.C.
Houston, TX
March 6, 2002